UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      May 15, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 15, 2014, AdCare Health Systems, Inc. (the “Company”) and AdCare Administrative Services, LLC, AdCare Oklahoma Management, LLC and Hearth & Home of Ohio, Inc., each wholly owned subsidiaries of the Company, entered into an Amendment (the “Amendment”), with BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, Meeker Property Holdings, LLC, MCL Nursing, LLC, McLoud Property Holdings, LLC, Harrah Whites Meadows Nursing, LLC, and Harrah Property Holdings, LLC (collectively, the “Brogdon Entities”), Christopher F. Brogdon (“Brogdon”) and GL Nursing, LLC (“GL”), which amended that certain Letter Agreement (the “Agreement”), dated as of February 28, 2014, by and among the parties thereto. The Brogdon Entities and GL are owned and/or controlled directly or indirectly by Brogdon, who is the Company’s Vice Chairman and greater than 5% beneficial owner of the Company’s common stock.
As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 7, 2014, pursuant to the Agreement, Brogdon executed a promissory note (the “Note”) in favor of the Company in a principal amount of $523,663, which represents amounts owed by Brogdon, GL and the Brogdon Entities to the Company and certain of its subsidiaries with respect to fees relating to the Company’s management of certain skilled nursing facilities owned by the Brogdon Entities and in connection with the Company’s assignment to GL in May 2012 of its rights to acquire a skilled nursing facility located in Lonoke, Arkansas.
Pursuant to the Amendment, the Company agreed to pay an amount of $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on that certain assisted living facility located at 1851 Data Drive, Hoover, Alabama (the “Riverchase Facility”). The Company determined that it was in its best interest to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Facility as contemplated by the Agreement. The Riverchase Facility is owned by Riverchase Village ADK, LLC (“Riverchase Village”), which is the Company’s variable interest entity and which is owned and controlled by Brogdon. Riverchase Village has entered into a purchase agreement to sell the Riverchase Facility to an independent third party. In connection with the Tax Payment, the parties also agreed to amend and restate the Note (the “Amended and Restated Note”). The Amended and Restated Note reflects a new principal amount of $615,986, which represents the principal of the Note plus the Tax Payment. If the closing of the sale of the Riverchase Facility does not occur on or before December 31, 2014, then a payment of principal under the Amended and Restated Note equal to the Tax Payment shall be due and payable to the Company on or before January 31, 2015.
Furthermore, the Amendment amends the Agreement so that upon the closing of the sale of the Riverchase Facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall firstly be paid to the Company to satisfy the $92,323 amount under the Amended and Restated Note representing the Tax Payment.

For a further description of the Company’s relationship with Brogdon, see the information set forth in: (i) the section entitled “Note to Consolidated Financial Statements - Note 19. Related Party Transactions” and “Note to Consolidated Financial Statements - Note 20. Subsequent Events” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (ii) the section entitled “Certain Information and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the SEC on October 29, 2013; and (iii) the section entitled “Note to Consolidated Financial Statements - Note 16. Subsequent Events” of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Amendment, dated May 15, 2014, by among AdCare Health Systems, Inc., AdCare Administrative Services, LLC, AdCare Oklahoma Management, LLC, Hearth & Home of Ohio, Inc., BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, Meeker Property Holdings, LLC, MCL Nursing, LLC, McLoud Property Holdings, LLC, Harrah Whites Meadows Nursing, LLC, Harrah Property Holdings, LLC, Christopher F. Brogdon, and GL Nursing, LLC.

99.2    Amended and Restated Note, dated May 15, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer

EXHIBIT INDEX

99.1    Amendment, dated May 15, 2014, by among AdCare Health Systems, Inc., AdCare Administrative Services, LLC, AdCare Oklahoma Management, LLC, Hearth & Home of Ohio, Inc., BAN NH, LLC, Senior NH, LLC, Oak Lake, LLC, Kenmetal, LLC, Living Center, LLC, Meeker Nursing, LLC, Meeker Property Holdings, LLC, MCL Nursing, LLC, McLoud Property Holdings, LLC, Harrah Whites Meadows Nursing, LLC, Harrah Property Holdings, LLC, Christopher F. Brogdon, and GL Nursing, LLC.

99.2    Amended and Restated Note, dated May 15, 2014, by and among AdCare Health Systems, Inc. and Christopher F. Brogdon.

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